EXHIBIT 99.1

Covalto, a Leading Digital Banking and Services Platform for SMEs in Mexico, to list on Nasdaq via Merger with LIV Capital Acquisition Corp. II

-	The transaction marks the first time a Mexican fintech has agreed to publicly list on a U.S. stock exchange, valuing Covalto at an estimated pro-forma valuation of $547 million.

-	The listing will accelerate Covalto’s growth and product offering for Mexico’s underserved Small and Medium-Size Enterprises (SMEs).

-	The transaction includes a committed financing of $60 million, $30 million of which has previously been funded and $30 million of which will be funded by LIV Capital following this announcement.

MEXICO CITY and NEW YORK – August 18, 2022 — Covalto Ltd. (“Covalto”), a leading digital banking and services platform for SMEs in Mexico, and LIV Capital Acquisition Corp. II (“LIVB”) (NASDAQ: LIVB), a special purpose acquisition company launched by Mexico City-based fund LIV Capital, announced today that they have entered into a business combination agreement that will result in Covalto becoming a U.S.-listed company. Upon closing of the transaction, subject to required regulatory and listing approvals, LIVB will be renamed Covalto and remain listed on Nasdaq under the new ticker symbol “CVTO,” marking the first time shares of a Mexican fintech will publicly trade on a U.S. stock exchange.

Formerly known as Credijusto, Covalto was an early innovator in building the technology infrastructure in Mexico to leverage digital tax, e-invoice and other financial data to underwrite and service SMEs at scale. Covalto provides a one-stop solution for SMEs by bringing together a multi-product credit offering, banking services and a full suite of business analytics tools. Through the combination of rigorous and near-instant data analysis with superior underwriting processes, the company supports the banking needs of thousands of SME clients and has maintained one of the lowest loan loss ratios in the Mexican fintech industry.

The company has a robust track record of growth dating back to its founding, as originations grew at a 152% CAGR from 2015 to 2021. Loan originations reached $189 million in 2021 and the company is projecting over $270 million for 2022 and $400 million for 2023. Last year, Covalto became the first Mexican fintech to acquire a regulated bank, providing the company direct access to Mexico’s interbank payment system and significantly lowering its cost of funding.

Covalto is run by its founders and Co-Chief Executive Officers Allan Apoj and David Poritz. Since inception, the company has received backing from a world-class group of institutional investors including QED Investors, Kaszek, Goldman Sachs, Point72 Ventures, Ignia, Credit Suisse and Victory Park Capital.

“SMEs are the backbone of the Mexican and Latin American economies, yet their banking and financing needs are not being properly met,” said David Poritz. “Due to limited innovation and the outdated technology of incumbent banks, SMEs in Mexico are insufficiently integrated into the modern banking system and are not able to fully access the world’s growing digital economy. We built Covalto to address this challenge and unlock the potential of Latin American SMEs via digital banking and credit solutions.”

Allan Apoj added: “We are grateful to be supported by LIV Capital and are confident they will become important value-added partners for Covalto.”

LIVB raised gross proceeds of $114.5 million in its initial public offering on February 7, 2022, with the aim to combine with a technology-enabled business operating in a high-growth and underserved segment in Mexico.

“The convergence of financial services and technology is driving disruption in the Mexican market, and Covalto is at the forefront of this trend,” said Alex Rossi, Chairman & CEO of LIVB. “We are partnering with an exceptional management team which has built a leading digital banking and financial services platform in Mexico, addressing the significant SME credit opportunity in the region.”

SME Financing Opportunity in Mexico

Mexico currently has the lowest credit penetration in Latin America, as outstanding loans represent only 38% of GDP – compared to 70% in Brazil and 216% in the United States. According to data from the International Finance Corporation, market concentration in Mexico has left a funding gap for SMEs amounting to more than $160 billion, underlying the growth potential for digital financial services.

As one of the top trading partners to the United States, with 2021 volume of $660 billion or approximately 14% of total U.S. trade, Mexico has greatly benefited from its strong ties to the U.S. The country’s economic stability is further highlighted by the strength of its currency, which has remained stable over the past five years, while its main peer currencies in Latin America have depreciated significantly.

Transaction Overview

The deal values Covalto at an implied $547 million pro-forma enterprise value. The transaction is expected to further strengthen Covalto’s balance sheet, generating up to $177 million of capital before expenses, assuming no redemptions from LIVB shareholders.

This transaction will be accompanied by a committed financing of $60 million, $30 million of which has previously been funded and $30 million of which will be funded by LIV Capital following this announcement. The proceeds will enable the company to continue its growth trajectory, expand its product suite and identify M&A opportunities in Mexico and Latin America, as well as pay transaction expenses.

Existing Covalto shareholders will roll 100% of their equity in the transaction and are expected to own over 72% upon closing of the deal (assuming no redemptions). Covalto shareholders have the potential to receive an earnout of additional 2.5 million shares of common stock of the combined company if certain stock price targets are met as set forth in the definitive business combination agreement.

The transaction has been unanimously approved by the boards of directors of Covalto and LIVB, and is expected to close in the first quarter of 2023, subject to, among other things, SEC review, approval by LIVB’s shareholders, regulatory approvals, and satisfaction of other customary closing conditions.

Additional information about the proposed transaction, including a copy of the business combination agreement and investor presentation, will be provided in a Current Report on Form 8-K to be filed by LIVB with the Securities and Exchange Commission, which can be accessed at www.sec.gov as well as online at http://www.livcapitalspac.mx/livcapitalspac-ii.html

Advisors

Simpson Thacher & Bartlett LLP and Davis Polk & Wardwell LLP are acting as legal advisors to Covalto and LIVB, respectively.

EarlyBirdCapital, Inc. is acting as exclusive financial and capital market advisor to LIVB.

Conference Call and Webcast Information

Covalto and LIVB will host a conference call to discuss the proposed business combination on August 18, 2022 at 10:00am ET. The call may be accessed by dialing +52 55 4169 6926 for Mexico or +1 646 931 3860 for USA & international callers. Once connected please dial the conference ID "869 5326 3364"

Zoom webcast registration: https://us02web.zoom.us/webinar/register/WN_JvTr_ojSQO-P60dMZIxZKg

An investor presentation will be available on: https://covalto.com/investor-relations/

A replay of the call will also be available after 11:00 am ET on August 19, 2022. To access the replay participants should register beforehand in the link, and provide the conference ID of “869 5326 3364” while dialing in.

Please visit the Investor Info section of LIVB’s website at http://www.livcapitalspac.mx/livcapitalspac-ii.html to access the webcast.

About Covalto

Founded in 2015, Covalto is a leading digital banking and services platform for SMEs in Mexico. The company provides a product ecosystem of lending, banking and business analytics solutions to support SMEs throughout their lifecycle via products that are superior in price, speed of delivery and quality of customer experience. The company uses a combination of cutting-edge software design, innovative applications of data science and advanced internal processes for decision making and product structuring. To learn more about Covalto, visit covalto.com.

About LIVB

LIVB is a newly organized blank check company, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. LIV Capital Acquisition Sponsor II, L.P. (“Sponsor”) is an affiliate of LIV Capital, a private equity fund manager founded in 2000 in order to make equity investments in high-growth businesses in Mexico or with a significant presence in that country. LIV Capital has a deep history of successfully realizing returns on equity investments in a range of Mexican sectors and companies and investing in various phases of growth and maturity. LIV Capital’s managing partners, Alex Rossi, Humberto Zesati and Miguel Ángel Dávila have substantial experience and expertise in acquiring, building, operating and scaling global businesses in constantly evolving environments. To learn more about LIV Capital, visit livcapital.mx.

Important Information and Where to Find It

This press release relates to a proposed transaction between LIVB and Covalto. LIVB intends to file a registration statement (“Registration Statement”), which will include a proxy statement for the solicitation of LIVB shareholder approval and a prospectus for the offer and sale of Covalto securities in the transaction, and other relevant documents with the Securities and Exchange Commission (“SEC”) to be used at its extraordinary general meeting of shareholders to approve the proposed transaction with Covalto. The proxy statement will be mailed to shareholders as of a record date to be established for voting on the proposed business combination. INVESTORS AND SECURITY HOLDERS OF LIVB AND COVALTO ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT, PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement, proxy statement, prospectus and other documents containing important information about LIVB and Covalto once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC by LIVB in the Investor Relations section of LIVB’s website at http://www.livcapitalspac.mx/livcapitalspac-ii.html.

Participants in the Solicitation

LIVB, Covalto and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies of LIVB’s shareholders in connection with the proposed transaction. Investors and securityholders may obtain more detailed information regarding the names and interests in the proposed transaction of LIVB’s directors and officers in LIVB’s filings with the SEC, including the forthcoming proxy/prospectus statement and LIVB’s prospectus in connection with its initial public offering, which was filed with the SEC on February 9, 2022 and the Form 8-K relating to Item 5.02 filed with the SEC on July 1, 2022. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to LIVB’s shareholders in connection with the proposed business combination will be set forth in the Registration Statement for the proposed business combination when available.

No Offer or Solicitation

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transactions. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed transactions. LIVB’s and Covalto’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, LIVB’s and Covalto’s expectations with respect to future performance and anticipated financial impacts of the proposed transaction.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside LIVB’s and Covalto’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the approvals, timing, and ability to complete the proposed business combination; (2) the benefits of the proposed business combination, including future financial and operating results of the combined company; (3) the impact of COVID-19 or other adverse public health developments; (4) costs related to the proposed business combination; (5) changes in applicable laws or regulations; (6) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; (7) the risk that the proposed transaction disrupts current plans and operations of Covalto as a result of the announcement and consummation of the transactions described herein; (8) the ability to meet Nasdaq’s listing standards following the consummation of the transactions contemplated by the business combination agreement; and (9) other risks and uncertainties that will be detailed in the proxy statement/prospectus to be filed on Form F-4 with the SEC and as indicated from time to time in LIVB and Covalto’s respective filings with the SEC. Forward looking statements speak only as of the date they are made. Except as required by law, neither LIVB or Covalto has any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

Contacts:

For Media:

Damian Fraser, Miranda Partners

damian.fraser@miranda-partners.com

For Covalto Investors:

Ricardo Rodriguez, VP of Investor Relations

ir@covalto.com

For LIV Capital Investors:

Alexander Roger Rossi, Chief Executive Officer

arossi@livcapital.mx